MOORE STEPHENS
ELLIS FOSTER LTD.
Chartered Accountants


1650 West 1st Avenue
Vancouver, B.C., Canada V6J 1G1
Telephone: (604) 737-8117   Facsimile: (604) 714-5916




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement listed below of our report dated May 7, 2001, with respect to the consolidated financial statements of Dragon Pharmaceuticals Inc. & Subsidiaries included in its Form 10-K for the period ended December 31, 2000, filed with the Securities and Exchange Commission.

Form S-8 pertaining to Stock Options granted to Kin Foon Tai.


                                           /s/  MOORE STEPHEN ELLIS FOSTER LTD.
Vancouver, Canada                                   Chartered Accountants
June 11, 2001